UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2018

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2018, Central Federal Corporation (the “Company”) announced the election of David Royer as a director of the Company and CFBank, National Association (“CFBank”), effective as of July 1, 2018.  A copy of the July 3, 2018 press release announcing Mr. Royer’s election is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Mr. Royer was elected by the Board of Directors of the Company, upon the recommendation of the Corporate Governance and Nominating Committee, to serve in the class of directors of the Company and CFBank with terms expiring at the Company’s 2019 annual meeting of stockholders.  In connection with the election of Mr. Royer as a director, the number of authorized directors of the Company and CFBank was increased from six (6) to seven (7) in accordance with the Company’s Bylaws.

There was no arrangement or understanding between Mr. Royer and any other persons pursuant to which Mr. Royer was selected as a director.  Neither Mr. Royer nor any member of his immediate family has had any business transactions or relationships with the Company or CFBank that would require disclosure under Item 404(a) of SEC Regulation S-K.  However, Mr. Royer and members of his immediate family have had, and/or may in the future enter into, banking transactions with CFBank in the ordinary course of business and in compliance with applicable laws and regulations.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99Press Release issued by Central Federal Corporation on July 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: July 3, 2018	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer